SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): January 7, 1999




                            SMITH-MIDLAND CORPORATION
             (Exact name of registrant as specified in its charter)




          Delaware                  1-13752                 54-1727060
(State or other jurisdiction      (Commission            (I.R.S. Employer
       of incorporation)          File Number)         Identification Number)




  Route 28, P.O. Box 300, Midland, Virginia              22728
 (Address of principal executive offices)             (Zip Code)




                                 (540) 439-3266
              (Registrant's telephone number, including area code)

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     Statements  contained in this Current Report on Form 8-K that are not based upon  historical  fact are  "forward-looking  statements"  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements included in this Form 8-K involve known and unknown risks, uncertainties and other factors which could cause actual results, performance (financial or operating) or achievements expressed or implied by such forward looking statements not to occur or be realized. Such forward looking statements generally are based upon the best estimates by Smith-Midland Corporation (the "Company") of future results, performance or achievement, based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms.

Item 5.   Other Events.

     On January 7, 1999, the Company announced that the Board of Directors has approved the filing of a Registration Statement with respect to the shares of Common Stock underlying its publicly-traded Warrants. The Company anticipates that once the Registration Statement is effective, it will reduce the exercise price of the publicly-traded Warrants from $4.00 per share to $.60 per share. The offering of the Common Stock will be made only by means of a prospectus. The expiration date of the Warrants is December 12, 2000.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 13, 1999

                                                   SMITH-MIDLAND CORPORATION




                                               By: /s/Theodore D. Pennington
                                                  ----------------------------
                                                    Theodore D. Pennington
                                                 Vice President, Finance and
                                                   Chief Financial Officer